Exhibit 23.2

McGladrey LLP

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of ViewPoint Financial Group, Inc of our report dated March 13, 2014, relating to our audit of the consolidated financial statements of LegacyTexas Group, Inc. and Subsidiaries, appearing in the Proxy Statement / Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” in such Prospectus.

Dallas, Texas

March 14, 2014

Member of the RSM International network of independent accounting, tax and consulting firms.